UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Autoliv, Inc. (the “Company”) intends to spin off its electronics business into a new public company called Veoneer, Inc. (“Veoneer”) with trading in Veoneer stock expected to begin early in the third quarter of 2018. On May 8, 2018, following the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”), the Board of Directors of the Company (the “Autoliv Board”) considered the composition of the Autoliv Board and the board of directors of Veoneer (the “Veoneer Board”) following the intended spin-off of Veoneer. The Company announced that five of the current members of the Autoliv Board are expected to serve on the Veoneer Board following the completion of the spin-off. The five current members of the Autoliv Board who are expected to serve on the Veoneer Board following completion of the spin-off are Robert W. Alspaugh, Jan Carlson, James M. Ringler, Kazuhiko Sakamoto and Wolfgang Ziebart. It is expected that Mr. Alspaugh, Mr. Sakamoto and Dr. Ziebart will resign from the Autoliv Board in connection with the completion of the spin-off and the size of the Autoliv Board will be reduced accordingly. Mr. Carlson and Mr. Ringler intend to continue to serve on Autoliv’s Board after the completion of the spin-off. The changes to the Autoliv Board described above are contingent upon the completion of the spin-off. Additional members of the Veoneer Board will be determined at a later date but prior to the spin-off.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2018, the Company held the Annual Meeting where a total of 59,500,480 shares were represented in person or by valid proxy. As announced in the Company’s press release dated May 8, 2018, the Company’s stockholders took the following actions:

Election of Directors

Robert W. Alspaugh, Jan Carlson, Hasse Johansson, Leif Johansson, David E. Kepler, Franz-Josef Kortüm, Xiaozhi Liu, James M. Ringler, Kazuhiko Sakamoto, Thaddeus “Ted” Senko and Wolfgang Ziebart were each re-elected to the Autoliv Board for a one-year term until the 2019 annual meeting of stockholders.

The votes cast were as follows:

Robert W. Alspaugh: 57,671,341 votes for, 601,725 votes withheld and 1,227,414 broker non-votes.

Jan Carlson: 49,435,407 votes for, 8,837,659 votes withheld and 1,227,414 broker non-votes.

Hasse Johansson: 58,089,067 votes for, 183,999 votes withheld and 1,227,414 broker non-votes.

Leif Johansson: 57,565,630 votes for, 707,436 votes withheld and 1,227,414 broker non-votes.

David E. Kepler: 58,082,645 votes for, 190,421 votes withheld and 1,227,414 broker non-votes.

Franz-Josef Kortüm: 57,919,534 votes for, 353,532 votes withheld and 1,227,414 broker non-votes.

Xiaozhi Liu: 57,837,315 votes for, 435,751 votes withheld and 1,227,414 broker non-votes.

James M. Ringler: 55,737,594 votes for, 2,535,472 votes withheld and 1,227,414 broker non-votes.

Kazuhiko Sakamoto: 58,084,952 votes for, 188,114 votes withheld and 1,227,414 broker non-votes.

Thaddeus “Ted” Senko: 58,082,427 votes for, 190,639 votes withheld and 1,227,414 broker non-votes.

Wolfgang Ziebart: 58,076,798 votes for, 196,268 votes withheld and 1,227,414 broker non-votes.

Advisory Vote to Approve Executive Compensation

Stockholders of the Company approved, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers for fiscal year 2017. The votes cast were as follows:

48,641,659 votes for, 9,319,869 votes against, 311,538 abstentions and 0 broker non-votes.

Ratification of Appointment of Independent Auditors

Stockholders of the Company ratified the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2018. The votes cast were as follows:

58,538,009 votes for, 671,281 votes against, 291,190 abstentions and 0 broker non-votes.

The proposals presented at the Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 26, 2018.

A copy of the press release dated May 8, 2018 is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

Committees of the Board

In the press release dated May 8, 2018, the Company announced changes to the membership of the committees of the Autoliv Board, which were approved by the Autoliv Board effective as of May 8, 2018, and are now composed as follows:

Audit Committee: Robert W. Alspaugh (Chairman), David E. Kepler, Thaddeus “Ted” Senko and Wolfgang Ziebart

Leadership Development and Compensation Committee: James M. Ringler (Chairman), Leif Johansson and Xiaozhi Liu

Nominating and Corporate Governance Committee: Leif Johansson (Chairman), Franz-Josef Kortüm, Xiaozhi Liu and James M. Ringler

Risk and Compliance Committee: David E. Kepler (Chairman), Hasse Johansson, Kazuhiko Sakamoto, Thaddeus “Ted” Senko and Wolfgang Ziebart

Third Quarter Dividend

In the same press release, the Company announced that the Autoliv Board declared a quarterly dividend of $0.62 cents per share for the third quarter of 2018. The dividend will be payable on Thursday, September 6 to the Company stockholders of record on the close of business on Wednesday, August 22.

A copy of the press release dated May 8, 2018 is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 8, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated May 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Group Vice President for Legal Affairs, General Counsel and Secretary

Date: May 8, 2018